SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
☐	Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

BREEZE-EASTERN CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.

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August 14, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Breeze-Eastern Corporation on September 14, 2012, at 10:00 a.m., local time, at its principal executive offices located at 35 Melanie Lane, Whippany, New Jersey 07981.

The Notice of Annual Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

It is important that your shares be represented at this meeting. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

Our Board of Directors and management look forward to seeing you at the meeting. Thank you for your continued support.

Sincerely yours,

BRAD PEDERSEN

Chief Executive Officer

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 14, 2012

To Our Stockholders:

The Annual Meeting of Stockholders (the “Meeting”) of Breeze-Eastern Corporation (the “Company”) will be held at 10:00 a.m., local time, on September 14, 2012, at its principal executive offices located at 35 Melanie Lane, Whippany, New Jersey 07981, to consider and act upon the following matters:

1.	To elect seven (7) directors of the Company, to serve until the 2012 annual meeting of stockholders and until their successors have been duly elected and qualified;

2.	To ratify the Audit Committee’s selection of Marcum LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2013; and

3.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Only the stockholders of record at the close of business on August 10, 2012 will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the meeting.

By Order of the Board of Directors

MARK D. MISHLER

Senior Vice President, Chief Financial Officer,

Treasurer and Secretary

Whippany, New Jersey

August 14, 2011

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE US THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES ARE VOTED.

35 MELANIE LANE, WHIPPANY, NEW JERSEY 07981

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Breeze-Eastern Corporation (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held on September 14, 2012, at 10:00 a.m., local time, at 35 Melanie Lane, Whippany, New Jersey, and any adjournments or postponements thereof (the “Annual Meeting”).

For purposes of this proxy statement, the fiscal year of the Company ended March 31, 2012, may also be referred to as fiscal year 2012 or fiscal 2012.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON SEPTEMBER 14, 2012. THIS PROXY STATEMENT, THE ACCOMPANYING FORM OF PROXY CARD, AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2012, ARE AVAILABLE AT HTTP:// WWW.EDOCUMENTVIEW.COM/BZC.

VOTING AT THE ANNUAL MEETING

Who Can Vote

Only stockholders of record at the close of business on August 10, 2012, the record date, are entitled to notice of and to vote at the meeting, and at any postponements or adjournments thereof. As of the record date, 9,494,494 shares of our common stock, $0.01 par value per share (“Common Stock”), were issued and outstanding. Holders of our Common Stock are entitled to one vote per share for each proposal presented at the Annual Meeting. The Common Stock does not have cumulative voting rights.

How to Vote; How Proxies Work

Our Board of Directors is asking for your proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy. Please complete, date and sign the enclosed proxy card and return it at your earliest convenience. The cost of soliciting proxies will be borne by the Company, including expenses in connection with the preparation and mailing of the proxy statement, form of proxy and any other material furnished to the stockholders by the Company in connection with the Annual Meeting. In addition to the solicitation of proxies by mail, employees of the Company may also solicit proxies by telephone or personal contact. These employees will not receive any special compensation in connection therewith. We have retained our transfer agent, Computershare, N.A. to assist in the mailing of the proxy statement and collection of proxies by mail from brokers and other nominees at an estimated cost of $7,500. In addition, we may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitation. Our Annual Report on Form 10-K for the year ended March 31, 2012, which includes our consolidated financial statements, is being mailed to stockholders together with these proxy materials on or about August 16, 2012.

Any proxy not specifying to the contrary, and not designated as broker non-votes as described below, will be voted:

•	FOR the election of the directors; and

•	FOR the ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year.

Should any matters not described above be properly presented at the Annual Meeting, the persons named in the proxy form will vote in accordance with their judgment. The proxy form authorizes these persons, in their discretion, to vote upon such matters as may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

What Constitutes a Quorum

The presence at the Annual Meeting in person or by proxy of holders of outstanding Common Stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum.

What Vote is Required

Directors are elected by a plurality of the votes cast with a quorum present. The seven persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Company. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the ratification of the selection of Marcum LLP as our independent auditor for the fiscal year ending March 31, 2013.

How Abstentions and Broker Non-Votes Are Treated

Abstentions will be counted as shares that are present for purposes of determining a quorum. For the election of directors, abstentions are excluded entirely from the vote and do not have any effect on the outcome. For the ratification of the selection of Marcum LLP as our independent auditor, abstentions are not counted in determining the votes cast.

A broker non-vote occurs when the broker holding shares in street name is unable to vote on a proposal because exchange rules prohibit a broker from voting on the matter without owner instructions. Relevant exchange rules provide that a broker holding shares for an owner in street name may not vote for a non-routine proposal or a stockholder proposal that is opposed by management, without voting instructions, whereas a broker may vote on routine matters without owner instructions. The election of directors is a non-routine item. Broker non-votes, if any, will not be counted as having been entitled to vote or as a vote cast and will have no effect on the outcome of the vote on this proposal. The ratification of the appointment of Marcum LLP is a routine item.

How to Revoke

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting. A stockholder who attends the Annual Meeting need not revoke the proxy and vote in person unless he or she wishes to do so. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment. If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included or incorporated by reference in this report, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans and objective of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation there on or similar terminology or expressions.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: changes in business conditions, changes in applicable laws, rules and regulations affecting us in locations in which we conduct business, interest rate trends, a decline or redirection of the U.S. defense budget, the failure of Congress to avoid “sequestration” under the Budget Control Act of 2011, the termination of any contracts with the U.S. Government, changes in our sales strategy and product development plans, changes in the marketplace, continued services of our executive management team, competitive pricing pressures, security breaches, market acceptance of our products under development, delays in the development of products, changes in spending allocation or the termination, postponement, or failure to fund one or more significant contracts by the United States Government or other customers, determination by us to dispose of or acquire additional assets, events impacting the U.S. and world financial markets and economies, and statements of assumption underlying any of the foregoing, as well as other factors set forth under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended

March 31, 2012 filed with the Securities and Exchange Commission.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations, or otherwise.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors is elected annually. The Certificate of Incorporation, as amended, and Bylaws, as amended and restated, of the Company provide that the number of directors of the Company shall be not less than five nor more than fifteen, with the exact number to be fixed by the Bylaws. The exact number of directors is currently fixed at seven.

It is the intention of the persons named in the accompanying form of proxy to vote for all of the nominees named below (the “Nominees”), unless other instructions are given. Although it is not anticipated that any of the Nominees will be unable to serve, in the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for the election of a substitute proposed by the Board of Directors.

Approval by Stockholders

The director nominees who receive the greatest number of votes at the Annual Meeting will be elected to the Board. If you do not wish your shares to be voted for a particular Nominee named on the proxy form that accompanies this proxy statement, you may withhold your vote as provided on the proxy form.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE

Information Concerning Nominees to the Board of Directors

We believe that our Board should be composed of individuals with sophistication and experience in many substantive areas that impact our business. We believe that experience, qualifications, or skills in the following areas are most important: experience in the aerospace/defense industry; regulatory; accounting and finance; capital markets; design, innovation and engineering; strategic planning; human resources and development practices; and board practices of other public corporations. These areas are in addition to the personal qualifications described in this section. We believe that all of our current Board members possess the professional and personal qualifications necessary for board service, and have highlighted particularly noteworthy attributes for each Board member in the individual biographies below. The principal occupation and business experience, for at least the past five years, of our directors is as follows:

Name (1)	Position with the Company	Age	Director/Officer Since
Robert J. Kelly	Chairman of the Board	52	2011
Nelson Obus	Director	65	2012
William J. Recker	Director	69	1997
Russell M. Sarachek	Director	48	2007
William M. Shockley	Director	50	2006
Frederick Wasserman	Director	58	2007
Brad Pedersen	Director, President and Chief Executive Officer	52	2012
Mark D. Mishler	Senior Vice President, Chief Financial Officer, Treasurer and Secretary	53	2010

(1)

All of our directors were nominated in accordance with the Standstill Agreements, dated October 5, 2011, between the Company and each of Tinicum Capital Partners II, L.P. (and certain of its affiliates) and Wynnefield Partners Small Cap Value, L.P. (and certain of its affiliates).

Mr. Kelly has been employed by Tinicum, the management company of Tinicum Capital Partners II, L.P., since 1991. Mr. Kelly currently is a Director of Penn Engineering and Manufacturing Corp, a leading manufacturer of specialty fasteners, and also serves on the board of Enesco, LLC. Mr. Kelly has in the past served as an observer on the board of X-Rite, Inc., as a director of Accuride Corporation (a manufacturer and supplier of commercial vehicle components) and as a director of a number of

Tinicum portfolio companies. Prior to joining Tinicum, Mr. Kelly held positions at Pacific Telesis and Bain & Company. Mr. Kelly is a graduate of Yale College and the Stanford University Graduate School of Business. Mr. Kelly has extensive investment expertise and considerable experience serving on the boards of public and private companies, all of which will strengthen the Board collective qualifications, skills and experience.

Mr. Obus has served as president of Wynnefield Capital, Inc. since 1992 and as a managing member of Wynnefield Capital Management, LLC since January 1997. Wynnefield Capital Management manages two private investment funds and Wynnefield Capital, Inc. manages one private investment fund, all three of which invest in small-cap value U.S. public companies. Mr. Obus served as a member of the board of directors of Gilman Ciocia, Inc., a company that provides income tax return preparation, accounting and financial planning services from September 2007 to January 2012. Mr. Obus also currently serves on the board of directors of Layne Christensen Company, a diversified natural resources company with interests in water, mineral drilling and energy. Mr. Obus has significant experience in management and the finance, both of which strengthen the Board’s collective qualifications, skills, and experience.

Mr. Recker is currently retired and has been for the last seven years. Mr. Recker was President, C.E.O., and Chairman of Gretag Imaging AG from 1990 until 1998 and continued as Chairman until 2000. He serves on the boards of directors of several private high technology start up companies and non-profit organizations. Mr. Recker’s experience as a business leader and general management executive make him a strong contributor to Board discussions of people and strategy and strengthens the Board’s collective qualifications, skills, and experience.

Mr. Sarachek has been Managing Director of Contra Capital Management since 2002. From 1992 to 2002, he held various positions, including Executive Vice President and director of mergers and acquisitions with Groupe Schneider, a global manufacturer and distributor of electrical equipment and industrial controls. Mr. Sarachek has extensive knowledge in corporate governance practices for public companies and has a range of aerospace and defense industry contacts that help strengthen the Board’s collective qualifications, skills, and experience.

Mr. Shockley has been a member of the general partner of Tinicum Capital Partners II, L.P., a private equity fund, since 2004. From May 2005 through June 2006 he was the President and Chief Executive Officer of Penn Engineering & Manufacturing Corporation, a leading manufacturer of specialty fasteners and a portfolio company of Tinicum Capital Partners. Mr. Shockley was Chief Financial Officer of SPS Technologies, Inc., a leading manufacturer of specialty fasteners, materials and components for the aerospace, industrial and automotive markets, from 1995 to 2003. Mr. Shockley’s financial sophistication and expertise, experience in general management, handling environmental matters, and broad aerospace and defense industry experience strengthen the Board’s collective qualifications, skills, and experience.

Mr. Wasserman is currently a financial management consultant. Until December 31, 2006, Mr. Wasserman was the Chief Operating/Financial Officer of Mitchell & Ness Nostalgia Co., a privately-held manufacturer and distributor of licensed sportswear and authentic team apparel. Prior to Mitchell & Ness, Mr. Wasserman served as the President of Goebel of North America, a U.S. subsidiary of the German specialty gift maker, from 2002 to 2005 and as its Chief Financial Officer from 2001 to 2005. Mr. Wasserman also serves as a director of Acme Communications, Inc., TeamStaff, Inc., Allied Defense Group, Inc., The Aftersoft Group, Inc., Gilman Ciocia Inc., and Crown Crafts, Inc. Mr. Wasserman’s financial expertise and experience in serving on the board of directors of other public companies strengthen the Board’s collective qualifications, skills, and experience.

Mr. Pedersen has been our President and Chief Executive Officer since May 2012. He previously served as the President of New Jersey-based Airborne Systems Group, a multi-national developer and manufacturer of parachutes and related aerospace products, from 2011 to 2012, and as Chief Operating Officer North America from 2006 to 2011. Before joining Airborne, from 2000 to 2006, Mr. Pedersen held several positions at Sikorsky Aircraft Corp., including Canadian Maritime Helicopter Project Program Manager, UH-60M Program Manager, and Director of Advanced Programs (R&D), and a leadership position in the Mergers and Acquisitions group. Before joining Sikorsky, Mr. Pedersen, from 1983 to 2000, served in a variety of roles at Boeing, including Director — International Apache Programs, Director – Ordnance Programs, Program Manager — Advanced Programs and Flight Test Engineer. Mr. Pedersen received a BS, Aeronautical Engineering Technology, and an MBA from Arizona State University. Mr. Pedersen has extensive engineering knowledge along with significant experience in the aerospace industry, all of which strengthen the Board’s collective qualifications, skills, and experience.

THE BOARD OF DIRECTORS

Meetings and Remuneration

During fiscal 2012, the Board held seven meetings. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board during fiscal 2012 (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he or she served during that period.

Director Attendance at Annual Meetings

The policy of the Company’s Board is that all directors should attend annual meetings of stockholders and are not separately compensated for their attendance, although out-of-pocket expenses are reimbursed. All members of the Board attended our 2011 Annual Meeting.

Security Holder Recommendations of Director Candidates

The Nominating Committee (the “Nominating Committee”) currently has no specific policy regarding recommendations for nominees to the Board from security holders. Security holders are permitted to nominate candidates for director in person at each annual meeting of stockholders. The Nominating Committee may consider nominees recommended by stockholders in writing to the Secretary of the Company. The Company is currently required to nominate directors in accordance with the Standstill Agreements between the Company and each of Tinicum Capital Partners II, L.P. (and certain of its affiliates) and Wynnefield Partners Small Cap Value, L.P. (and certain of its affiliates). The Standstill Agreements are described in more detail under the section entitled “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS” below.

Director Independence

The Board governance policies provide that all outside directors should be independent. We maintain compliance with the NYSE MKT listing standards and have adopted the independence criteria of NYSE MKT for purposes of determining director independence for the Board and its committees.

The Board has affirmatively determined that none of the current members of the Board, except for Mr. Pedersen, has a material relationship with the Company, and that each director, except Mr. Pedersen, qualifies as independent under the NYSE MKT independence criteria.

Committees

The Board has a standing Audit Committee, Nominating Committee, Incentive & Compensation Committee (the “Compensation Committee”), and Strategic Planning Committee.

Audit Committee

The Audit Committee reviews with our independent auditing firm the results of the firm’s annual examination, advises the full Board regarding its findings and provides assistance to the full Board in matters involving financial statements and financial controls. The Audit Committee is comprised of Messrs. Wasserman (Chair), Obus and Recker. The Board has determined that each member of the Audit Committee meets the independence standards set forth in Rule 10A-3 promulgated under the Exchange Act and the independence standards set forth in the NYSE MKT Company Guide. The Board has determined that Mr. Wasserman qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K, promulgated under the

Exchange Act. The Audit Committee held four formal meetings during fiscal 2012.

The Audit Committee operates under a written charter adopted by the Board, which is reviewed annually. The charter is available on our website at www.breeze-eastern.com under the heading “Corporate Governance”, which can be accessed by clicking on “Company Information” on the home page of the site. Under the charter, the Audit Committee is required to pre-approve the audit and non-audit services to be performed by our independent registered public accounting firm.

Nominating Committee

The Nominating Committee establishes the criteria for, and reviews the qualifications of individuals with respect to, nomination to the Board and to committees of the Board. In addition, the Nominating Committee also presents recommendations for replacement directors when vacancies occur on the Board or committees thereof. The Nominating Committee may consider nominees recommended by stockholders in writing to the Secretary of the Company. The committee is comprised of Messrs. Sarachek (Chair), Recker, Shockley and Wasserman, each of whom satisfy the independence standards established by NYSE MKT. This committee held one formal meeting during fiscal 2012.

The Nominating Committee operates under a written charter, which is reviewed annually. The charter is available on our website at www.breeze-eastern.com under the heading “Corporate Governance”, which can be accessed by clicking on “Company Information” on the home page of the site.

Director Nomination Process

The Nominating Committee is comprised entirely of directors who meet applicable independence requirements of NYSE MKT and is responsible for overseeing the process of nominating individuals to stand for election as directors.

Our process of director nominations takes into consideration individuals recommended by members of the Board as well as from other sources. The Nominating Committee Charter provides that the committee may retain a professional search firm for such purpose if it is deemed necessary, and further provides that the committee shall select such firm in its sole discretion. The Company has no specific policy for reviewing candidates recommended by security holders. The Board of Directors believes that such a policy is not necessary because the directors have access to a sufficient number of excellent candidates from which to select a nominee when a vacancy occurs on the Board. However, the Nominating Committee may consider nominees recommended by stockholders in writing to the Secretary of the Company.

The Nominating Committee’s process for identifying and evaluating director candidates is as follows: The Committee may retain a professional search firm to assist the Committee in managing the overall process, including the identification of director candidates who meet certain criteria set from time to time by the Committee. All potential candidates are reviewed by the Nominating Committee, and by the search firm, if one has been engaged. In the course of this review, some candidates are eliminated from further consideration because of conflicts of interest, unavailability to attend Board or committee meetings, or other relevant reasons. The Nominating Committee then decides which of the remaining candidates most closely match the established criteria and are therefore deserving of further consideration. The Nominating Committee then discusses these candidates, decides which of them, if any, should be pursued, gathers additional information if desired, conducts interviews and decides whether to recommend one or more candidates to the Board for nomination. The Board discusses the Nominating Committee’s recommended candidates, decides if any additional interviews or further background information is desirable and, if not, decides whether to nominate one or more candidates. Those nominees are named in the proxy statement for election by the stockholders at the Annual Meeting (or, if between Annual Meetings, the nominees may be appointed by the Board itself).

In order to be recommended by the Nominating Committee, a candidate must meet the following minimum qualifications: independence, personal ability, integrity, intelligence, relevant business background, expertise in areas of importance to our objectives, and a sensitivity to our corporate responsibilities. For the purpose of determining a candidate’s independence, the Nominating Committee is guided by the criteria of the NYSE MKT.

We do not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee our businesses.

Compensation Committee

The Compensation Committee oversees our long term incentive plans and approves bonuses, grants stock options and awards restricted stock under the terms of such plans. Additional discussion of the Compensation Committee’s role is set forth in the Compensation Discussion and Analysis section of this proxy statement. The Compensation Committee is composed entirely of independent Board members. The Compensation Committee, which currently consists of Messrs. Shockley (Chair), Kelly, and Wasserman, held two formal meetings during fiscal 2012.

The Compensation Committee operates under a written charter adopted by the Board, which is reviewed annually. The charter is available on our website at www.breeze-eastern.com under the heading “Corporate Governance”, which can be accessed by clicking on “Company Information” on the home page of the site.

Strategic Planning Committee

The Strategic Planning Committee reviews the strategies proposed by management and provides guidance with respect to such strategies. The Strategic Planning Committee also reviews achievement of key milestones as determined by management and the committee. The Strategic Planning Committee is comprised of Messrs. Recker (Chair), Obus, Sarachek and Shockley. The Strategic Planning Committee held three formal meetings during fiscal 2012.

The Strategic Planning Committee operates under a written charter adopted by the Board, which is reviewed annually. The charter is available on our website at www.breeze-eastern.com under the heading “Corporate

Governance”, which can be accessed by clicking on “Company Information” on the home page of the site.

Security Holder Communications to the Board

The Board of Directors has established a process for stockholders to send communications to it. Stockholders who wish to communicate with the Board of Directors, or specific individual directors, may do so by directing correspondence addressed to such directors or director in care of Mark D. Mishler, Secretary, at the principal executive offices of the Company. Such correspondence shall prominently display the fact that it is a stockholder-board communication and whether the intended recipients are all or individual members of the Board of Directors. The Secretary has been authorized to screen commercial solicitations and materials which pose security risks, are unrelated to the business or governance of the Company or are otherwise inappropriate. The Secretary shall promptly forward any and all such stockholder communications to the entire Board of Directors or the individual director as appropriate. In the alternative, stockholder correspondence can be addressed to 35 Melanie Lane, Whippany, New Jersey 07981, Attention: Mark D. Mishler.

Code of Business Conduct

The Board has approved a Code of Business Conduct for the Company that applies to our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. We have provided training for all employees on the Code of Business Conduct and require that all directors, officers and employees abide by the

Code of Business Conduct, which is available under the heading “Corporate Governance” on our website at www.breeze-eastern.com, which can be accessed by clicking on “Company Information” on the home page of the site. We do not anticipate making amendments to or waivers from the provisions of our Code of Business Conduct. If we make any amendments to our Code of Business Conduct, or if our Board of Directors grants any waiver from a provision thereof for our principal executive officer, our principal financial officer or our principal accounting officer, we will disclose the nature of such amendment or waiver, the name of the person(s) to whom the waiver was granted and the date of the amendment or waiver on our internet website.

Board of Directors Leadership Structure

The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in our best interest to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having an independent director serve as Chairman is in the best interest of our stockholders at this time. This structure ensures a greater role for the independent directors in Company oversight and active participation of the independent directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits our

Chief Executive Officer to focus on managing our day-to-day operations.

Risk Management

Companies face a variety of risks, including credit risk, liquidity risk, and operational risk. The Board believes an effective risk management system will (i) timely identify the material risks that we face, (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee, (iii) implement appropriate and responsive risk management strategies consistent with our risk profile, and (iv) integrate risk management into our decision making.

The Board has designated the Audit Committee to take the lead in overseeing risk management and the Audit Committee makes periodic reports to the Board regarding briefings provided by management and advisors as well as the Audit Committee’s own analysis and conclusions regarding the adequacy of our risk management processes.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations. The Board also continually works, with the input of our executive officers, to assess and analyze the most likely areas of future risk for the Company.

DIRECTOR COMPENSATION

The following table sets forth the compensation for fiscal 2012 for those persons who served as members of our Board of Directors during fiscal 2012:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)(3)	Total ($)

William H. Alderman (4)	16,667	10,000	26,667
Robert J. Kelly	10,000	30,000	40,000
Nelson Obus (5)	3,333	20,000	23,333
William J. Recker	20,000	30,000	50,000
Russell M. Sarachek	20,000	30,000	50,000
William M. Shockley	20,000	30,000	50,000
Frederick Wasserman	20,000	30,000	50,000

(1)

Mr. Harlan and Mr. Pedersen have each been omitted from this table as they each served as a management member of the Board of Directors and were not separately compensated for their respective service on the Board of Directors.

(2)

Represents the grant date fair value of the award, calculated in accordance with FASB Accounting Standard Codification 718, “Compensation — Stock Compensation,” or ASC 718. The assumptions used in calculating the grant date fair value of the awards are set forth in Note 9 of our Financial Statements set forth in our annual report on Form 10-K for the year ended March 31, 2012.

(3)

Other than the stock award granted to Mr. Obus, the stock awards granted to directors during fiscal 2012 were granted as of October 12, 2011, at which date the stock price was $9.12, resulting in an award of 3,409 restricted shares to each of Messrs. Alderman, Kelly, Recker, Sarachek, Shockley and Wasserman.

(4)	Mr. Alderman resigned from the Board of Directors on January 30, 2012. Mr. Alderman surrendered 2,273 shares to the Company in connection with this resignation.

(5)

Mr. Obus was appointed to the Board on January 30, 2012 to fill the vacancy created by the resignation of Mr. Alderman. In connection with his appointment, we issued to Mr. Obus 2,430 shares of our Common Stock.

Directors who are not employees of the Company or any of its subsidiaries receive an annual retainer of $20,000 in cash and $30,000 payable in shares of our Common Stock in the form of a restricted stock award. The number of shares awarded is determined by dividing $30,000 by the closing price of our Common Stock on the date of the annual meeting of stockholders each year. The stock is awarded to the directors in advance for the balance of their term within a reasonable time following election or re-election to the Board.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

The following table sets out certain information regarding the beneficial ownership of our Common Stock as of August 10, 2012 (except as referenced in the footnotes) by (i) each person who is known by the Company to be the beneficial owner of 5% or more of our Common Stock, (ii) each director and nominee for director of the Company, individually, (iii) the Chief Executive Officer of the Company, (iv) all executive officers named in our summary compensation table, and (v) all directors, nominees for director and executive officers as a group. Except as otherwise indicated, the address of each person is 35 Melanie Lane, Whippany, New Jersey 07981.

Name	Number of Shares of Common Stock (1)		Percentage of Common Stock (1)

Tinicum Capital Partners II, L.P.	3,303,373	(2)	34.79%
800 Third Avenue 40th Floor
New York, NY 10022

Wynnefield Partners Small Cap Value, L.P.	2,117,911	(3)	22.31%
450 Seventh Avenue, Suite 509
New York, NY 10123

T. Rowe Price Associates, Inc.	631,330	(4)	6.65%
100 E. Pratt Street
Baltimore, MD 21202

VN Capital Fund I, L.P.	701,201	(5)	7.39%
1133 Broadway, Suite 1609
New York, NY 10010

Directors, Nominees and Executive Officers
Robert J. Kelly	3,409	(6)	*
Nelson Obus	2,120,341	(7)	22.33%
William J. Recker	307,453		3.24%
Russell M. Sarachek	168,543	(8)	1.78%
William M. Shockley	20,576	(9)	*
Frederick Wasserman	18,001		*
Brad Pedersen	50,000	(10)	*
Mark D. Mishler	49,688	(11)	*
Directors, nominees and executive officers as a group (8 persons)	2,738,574	(12)	28.54%

*	Less than 1%.

(1)

Except as set out in these footnotes, the persons named in this table have sole voting power and investment power with respect to all shares of our Common Stock shown as beneficially owned by them, subject to community property laws where applicable. References in these footnotes to “shares,” unless otherwise specified, are to shares of Common Stock. The percentages of Common Stock shown are based upon the 9,494,494 shares of common stock outstanding as of August 10, 2012.

(2)

Based on a Schedule 13D/A filed with the SEC on October 6, 2011 by Tinicum Capital Partners II, L.P. (“TCP”). For purposes of the reporting requirements of the Securities Exchange Act of 1934, TCP (and Tinicum Capital Partners II Parallel Fund, L.P. (“TCPP”) with respect to 17,220 shares) is deemed to be a beneficial owner of such securities; TCP and TCPP each disclaim beneficial ownership of shares held by the other, respectively. If TCP and TCPP are each deemed to beneficially own shares held by the other, TCP and TCPP’s aggregate beneficial ownership would be 3,303,373 shares, or approximately 35% of our outstanding Common Stock. Messrs. Eric Ruttenberg and Terence O’Toole are Co-Managing

Members of Tinicum Lantern II, L.L.C., the general partner of TCP and TCPP, and are the control persons of TCP and TCPP.

(3)

Based on a Schedule 13D filed with the SEC on October 7, 2011, by Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I., Wynnefield Small Cap Value Offshore Fund, Ltd., Channel Partnership II, L.P., Nelson Obus, Joshua Landes, Wynnefield Capital Management, LLC, and Wynnefield Capital, Inc. Wynnefield Capital Management, LLC reported that it holds an indirect beneficial interest in 1,356,902 shares which are directly beneficially owned by Wynnefield Partners Small Cap Value, L.P. and Wynnefield Partners Small Cap Value, L.P.I., Wynnefield Capital, Inc. reported that it holds an indirect beneficial interest in the 722,609 shares which are directly beneficially owned by Wynnefield Small Cap Value Offshore Fund, Ltd. Nelson Obus reported that he holds an indirect beneficial interest in 38,400 shares which are directly beneficially owned by Channel Partnership II, L.P. Nelson Obus and Joshua Landes are the control persons of each of these entities.

(4)

Based on a Schedule 13G filed with the SEC on February 9, 2012, jointly by T. Rowe Price Associates, Inc. (“Price Associates”) and T. Rowe Price Small Cap Value Fund, Inc. (“Price Small-Cap”). These shares are owned by various individual and institutional investors with respect to which Price Associates or Price Small-Cap serves as investment advisor. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates (and Price Small-Cap with respect to 625,000 shares) is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Mr. David Oestreicher is the control person of each of these entities.

(5)

Based on a Schedule 13D/A filed with the SEC on February 14, 2012, by VN Capital Fund I, L.P., VN Capital Management, LLC, Joinville Capital Management, LLC, James T. Vanasek, and Patrick Donnell Noone. As the general partner of VN Capital Fund I, L.P., VN Capital Management, LLC and Joinville Capital Management, LLC may be deemed to indirectly beneficially own the 701,201 shares which are directly beneficially owned by VN Capital Fund I, L.P. As the managing members of VN Capital Management, LLC and Joinville Capital Management, LLC, Mr. Vanasek and Mr. Noone may be deemed to indirectly beneficially own the 701,201 shares which are directly beneficially owned by VN Capital Fund I, L.P.

(6)

Mr. Kelly is a member of Tinicum Lantern II, L.L.C., the general partner of Tinicum Capital Partners II, L.P. and Tinicum Capital Partners II Parallel Fund, L.P., and, as such, may have an indirect interest in 3,303,373 shares owned by Tinicum Capital Partners II, L.P. and Tinicum Capital Partners II Parallel Fund, L.P., as reported in the Schedule 13D/A filed with the SEC on October 6, 2011.

(7)

Includes 2,117,911 shares owned Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I., Wynnefield Small Cap Value Offshore Fund, Ltd.; Channel Partnership II, L.P.; Wynnefield Capital Management, LLC; and Wynnefield Capital, Inc., as reported in the Schedule 13D/A filed with the SEC on October 7, 2011. Mr. Obus is a control person of the foregoing entities and therefore may be deemed to indirectly beneficially own the 2,117,911 shares owned by such entities.

(8)

Includes 156,196 shares of Common Stock in which Mr. Sarachek may be deemed to be the indirect beneficial owner by virtue of his having investment discretion and voting control over such shares in funds for which he serves as the managing member.

(9)

Mr. Shockley is a member of Tinicum Lantern II, L.L.C., the general partner of Tinicum Capital Partners II, L.P. and Tinicum Capital Partners II Parallel Fund, L.P., and, as such, may have an indirect interest in 3,303,373 shares owned by Tinicum Capital Partners II, L.P. and Tinicum Capital Partners II Parallel Fund, L.P., as reported in a Schedule 13D/A filed with the SEC on October 6, 2011.

(10)	Consists of 50,000 shares issuable upon exercise of options. Does not include 350,000 shares issuable upon exercise of options subject to vesting.

(11)	Includes 29,332 shares issuable upon exercise of options. Does not include 29,668 shares issuable upon exercise of options subject to vesting.

(12)	Includes 99,688 shares issuable upon exercise of options.

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Act”) requires the Company’s directors, executive officers, and persons who beneficially own more than 10 percent of our Common Stock, to file reports of ownership and changes in ownership with the SEC. Directors, executive officers, and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us or filed with the SEC, we believe that during fiscal 2012, all persons subject to the reporting requirements of Section 16(a) with respect to the Company filed the required reports on a timely basis, except that Messrs. Obus, Harlan and Mishler failed to timely file a Form 4.

EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

Executive Officers

Set out in the table below are the names, ages and positions held by executive officers of the Company.

Name	Position with the Company	Age	Executive Officer Since
Brad Pedersen	President and Chief Executive Officer	52	2012
Mark D. Mishler	Senior Vice President, Chief Financial Officer, Treasurer and Secretary	53	2010

Our executive officers are elected by and serve at the discretion of the Board. No arrangement exists between any executive officer and any other person or persons other than the Company pursuant to which any executive officer was or is to be selected as an executive officer. None of the executive officers has any family relationship to any nominee for director or to any other executive officer of the Company. Set out below is a brief description of the business experience for the previous five years of those executive officers who are not also directors. For information concerning the business experience of Mr. Pedersen, see

“Information Concerning Nominees to the Board of Directors,” above.

Mr. Mishler has been Senior Vice President, Chief Financial Officer and Treasurer of the Company since January 2010 and Secretary since March 2010. From October 2007 to January 2010, Mr. Mishler served as Chief Financial Officer of Vital Signs, Inc., a $400 million, NASDAQ-listed manufacturer of medical devices that was acquired by General Electric in 2008. From 2005 to 2007, Mr. Mishler was the Corporate Controller and CIO at Fedders Corporation. Prior to 2005, Mr. Mishler was Corporate Controller and CIO of Amcast

Industrial Corporation. He is a Certified Public Accountant and Certified Management Accountant. Mr. Mishler is a graduate of Indiana University, and he earned a MBA from the University of Michigan.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis set forth below and has discussed the analysis with management. Based on its review and discussions with management, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

William M. Shockley, Chair

Robert J. Kelly

Frederick Wasserman

Compensation Committee Interlocks and Insider Participation

None of our executive officers served as a member of the board of directors or compensation committee (or of another committee engaged in activities similar to that of a compensation committee) of any entity that has one or more executive officers serving as a member of our Board or our Compensation Committee. In addition, no member of our Compensation Committee has at any time been an officer or employee of the Company. Accordingly, there were no interlocks with other companies within the meaning of the SEC’s proxy rules during fiscal 2012.

Compensation Discussion and Analysis

Role of the Compensation Committee.    The Compensation Committee oversees our long term incentive plans and approves bonuses,

grants stock options and awards restricted stock under the terms of such plans. The Committee also approves the compensation of department heads reporting to the Chief Executive Officer and of employees earning, or proposed to earn, more than $125,000 per year. The Committee recommends for approval by the Board the compensation of the Chief Executive Officer and the Chief Financial Officer. All long term incentive plans have, in the past, been approved by the stockholders.

Determining Compensation.    We rely upon our judgment in making compensation decisions, after reviewing the performance of the Company and carefully evaluating an executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements and long-term potential to enhance stockholder value. Specific factors affecting compensation decisions for executive officers include:

•

achieving specific operational goals and key financial measurements such as revenue, operating profit, EBITDA, earnings per share, and operating margins, referring to the applicable annual budget (the “Annual Budget”) of the Company for each fiscal year as approved by the Board;

•	promoting commercial excellence by being a leading market player and attracting and retaining customers;

•	achieving excellence in their organizational structure and among their employees; and

•	supporting Company values by promoting a culture of unyielding integrity through compliance with law and our ethics policies, as well as a commitment to community leadership.

We do not attempt to maintain a certain target percentile within a peer group. We incorporate flexibility into our compensation programs and in the assessment process in an attempt to respond and adjust to the evolving business environment. In addition, when determining compensation, we attempt to carefully balance the need to fairly compensate our executives with the need to keep our costs and expenses under control.

We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. Any apportionment goal is not applied rigidly and does not control our compensation decisions; we use it as another tool to assess an executive’s total pay opportunities and whether we have provided the appropriate incentives to accomplish our compensation objectives. Our mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards.

Role of Compensation Consultant.    Neither the Company nor the Compensation Committee presently has any contractual arrangement, nor have the Company or the Compensation Committee had any contractual arrangement during fiscal 2012, with any compensation consultant who has a role in determining or recommending the amount or form of senior executive or director compensation. In the future, either the Company or the Compensation Committee may, in their sole discretion, engage or seek the advice of other compensation consultants.

Alignment.    We seek to align the interests of our executive officers with those of our stockholders by evaluating executive performance on the basis of key financial measurements referred to above, which measurements we believe closely correlate to long-term stockholder value. The key element of compensation that is intended to align the interests of our executives with our stockholders is equity incentive compensation, which links a portion of compensation to stockholder value because the total value of those awards corresponds to stock price appreciation.

Role of the Committee and CEO.    The Compensation Committee has primary responsibility for overseeing the development of executive succession plans. As part of this responsibility, the Compensation Committee oversees the design, development and implementation of the compensation program for the CEO, the CFO and the other named executive officers, if any. The Compensation Committee receives from the Nominating Committee an evaluation of the performance of the CEO and determines the CEO’s compensation in light of the goals and objectives of the compensation program. The CEO and the Compensation Committee together assess the performance of the other executives and determine their compensation, based on initial recommendations from the CEO. The other executive officers do not play a role in their own compensation determination, other than discussing individual performance objectives with the CEO.

Base salary.    Base salaries for our executive officers depend on the scope of their responsibilities, their performance, and the period over which they have performed those responsibilities. Base salaries are reviewed annually, but are not automatically increased if the Compensation Committee believes that other elements of compensation are more appropriate in light of our stated objectives. This strategy is consistent with our primary intent of offering compensation that is contingent on the achievement of performance objectives.

Bonus.    Our CEO reviews with the Compensation Committee our full-year financial results against the financial, strategic and operational goals established for the year and our financial performance in prior periods. After reviewing the final full year results, the Compensation Committee approves total bonuses that may be awarded from the maximum fund available. Bonuses are generally paid within 60 days after the Board’s approval of the audited financial statements of the Company for the applicable fiscal year, with the exact date of payment being determined by the Board in its sole and absolute discretion.

The methodology for determining bonuses is set out in an incentive compensation plan (“Incentive Compensation Plan”) reviewed and approved by the Board and which is intended to be consistent with the Compensation Committee’s philosophy regarding executive compensation. The compensation reflected in this proxy statement reflects the application of the Incentive Compensation Plan to fiscal 2012.

The Incentive Compensation Plan has an annual bonus feature which is an important tool in providing incentive both for short-term and long-term performance. Bonus awards are paid upon achieving or exceeding target levels of quantitative performance measures. Such performance measures are tied directly to the Company’s annual business plan. Executive officers earn no bonus unless 80% of the Annual Budget’s profit goals are met. Thus, the Incentive Compensation Plan measures performance against Board-approved targets for

EBITDA, return on working capital, and individual bonus objectives and performance metrics.

Stock options and restricted stock awards.    Our equity incentive compensation program, which consists mainly of the Breeze-Eastern Corporation 2012 Incentive Compensation Plan (the “Long-Term Incentive Plan” or the “2012 Plan”) is intended to recognize scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance, align the interests of the executives with our stockholders and retain the executives through the term of the awards. We consider the grant size and the appropriate combination of stock options and restricted stock awards when making award decisions. The amount of equity incentive compensation granted in fiscal 2012 was based, in part, upon our strategic, operational and financial performance overall and is intended to reflect our expectations regarding our executives’ contributions to our future success.

We believe that providing combined grants of stock options and restricted stock awards effectively balances our objective of focusing the executive officers on delivering long-term value to our stockholders, with our objective of providing value to the executives with the equity awards. Stock options only have value to the extent the price of our stock on the date of exercise exceeds the exercise price on grant date, and, thus, we believe are an effective compensation element only if the stock price grows over the term of the award. In this sense, we believe that stock options are an effective motivational tool. Restricted stock awards offer executives the opportunity to sell or hold shares of Company stock on the date the restriction lapses. In this regard, restricted stock awards serve both to reward and retain executives, as the value of the restricted stock awards is linked to the price of our stock as the restrictions on the restricted stock awards lapse. Each of our named executive officers received grants of stock options and restricted stock in fiscal 2012. Other than the stock option granted to Mr. Harlan in October 2011, which vested in full if our stock price traded above $15.00 per share, the stock options granted become exercisable in three equal annual installments beginning one year after the grant date and have a maximum ten-year term. We believe that this vesting schedule aids us in retaining executives and motivating longer-term performance. Provided the executives continue employment, the restrictions on the restricted stock awarded to our executives will lapse in three equal annual installments beginning one year after the grant date.

Equity Grant Practices.    The exercise price of each stock option awarded to our senior executives under our Long-Term Incentive Plan is the closing price of our stock on the date of the Compensation Committee meeting at which equity awards for senior executives are determined. The calendar for setting meeting dates of the Board and of the Compensation Committee to consider grants is generally reviewed at the organization meeting of the Board following the annual meeting of stockholders. Meeting dates are set without regard to anticipated earnings or other major announcements by the Company.

Pension Plans.    We do not offer a defined benefit plan. Executive and rank-and-file employees are eligible to participate in our defined contribution plan, commonly known as a 401(k) plan.

Other Compensation.    Our named executive officers are offered and may choose to participate in the same benefit programs as all of our other employees, which include: a Company match of $.50 for every $1.00 of compensation saved under the Company’s 401(k) plan up to a maximum of 3% of compensation for plan purposes, and a profit sharing contribution under the 401(k) paid following the end of the fiscal year equal to 3% of eligible earnings, premiums paid on life and disability policies, and actual expenses paid on medical, dental and prescriptions net of the named employee’s contribution. In addition, prior to his resignation, Mr. Harlan was reimbursed for the costs of commuting to New Jersey from his family’s residence in Kentucky and the associated income taxes. We also agreed to reimburse Brad Pedersen, our current Chief Executive Officer, for costs related to his relocation. Other than the foregoing reimbursements, there are no benefits that are offered solely to our named executive officers. Payment for these benefits is reflected in the “All Other Compensation” column of the Summary Compensation Table below.

Potential Impact on Compensation from Executive Misconduct.    If the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board will take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoers as would be appropriate. Discipline may vary depending on the facts and circumstances, and may include, without limitation, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct results in a significant restatement of our financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies are in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Dodd-Frank Clawback of Incentive Compensation.    Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) requires that we adopt a policy to disclose “incentive-based compensation” (which Section 954 of Dodd-Frank does not define) that is based upon financial information that is required to be reported under the federal securities laws and a policy requiring us to recover any amount of

“incentive based compensation” paid to any current or former executive that exceeds the amount which would have been paid under an accounting restatement in the three years prior to the date on which we were required to prepare the restatement. The Securities and Exchange Commission (the “SEC”) has not yet issued interpretive regulations with respect to either policy required under Section 954 of Dodd-Frank. However, the clawback requirement applies irrespective of any misconduct or fault on the part of any such current or former executive. The Board is currently evaluating the requirements under Dodd-Frank and how it affects the Company, including analyzing both the disclosure policy and the clawback policy required under Dodd-Frank.

Compensation for the Named Executive Officers

SUMMARY COMPENSATION TABLE

The following table sets forth for each of the named executive officers the compensation for fiscal 2012 and 2011 for services provided to us in all capacities.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)		Option Awards ($) (1)	Nonequity Incentive Plan Compensation ($)		All Other Compensation ($) (2)		Total ($)
D. Michael Harlan, Jr. (3)	2012	301,154	—				600,000	—	(4)	87,883	(5)	989,037
President and Chief	2011	301,154	247,212		64,889	(6)	172,250	—	(4)	74,561	(5)	860,066
Executive Officer
Mark D. Mishler (7)	2012	235,573	40,000	(8)	7,059	(9)	70,400	—	(4)	36,720		389,752
Senior Vice President,	2011	230,885	125,071	(10)	20,311	(11)	188,760	—	(4)	18,205		583,232
Chief Financial Officer, Treasurer and Secretary

(1)

Represents the grant date fair value of the award, calculated in accordance with FASB Accounting Standard Codification 718, “Compensation — Stock Compensation,” or ASC 718. The assumptions used in calculating the grant date fair value of the awards are set forth in Note 9 of our Financial Statements set forth in our annual report on Form 10-K for the year ended March 31, 2012.

(2)

“All Other Compensation” includes matching and non-matching contributions paid pursuant to the Company’s 401(k) plan, to which all participants in the plan are eligible, and payments made in connection with the Company’s health and welfare plan.

(3)	Mr. Harlan resigned as our President and Chief Executive Officer in May 2012.

(4)

The cash bonus awarded to Messrs. Harlan and Mishler was calculated in accordance with the performance measures set forth in the Incentive Compensation Plan, which is described in additional detail under the heading “Compensation Discussion and Analysis” above. The bonus is set forth under the “Bonus” column of this Summary Compensation Table.

(5)	Includes reimbursement of Mr. Harlan’s cost of commuting to New Jersey from his family’s residence in Kentucky and associated income taxes.

(6)	Includes 5,773 shares of restricted stock earned as a bonus by Mr. Harlan in fiscal 2011 which was granted to him in fiscal 2012.

(7)	Mr. Mishler was appointed as our Senior Vice President, Chief Financial Officer and Treasurer in January 2010 and as our Secretary in March 2010.

(8)	Consists of a cash bonus earned by Mr. Mishler in fiscal 2012 that was paid in fiscal 2013.

(9)	Includes 978 shares of restricted stock earned as a bonus by Mr. Mishler in fiscal 2012 which was granted to him in fiscal 2013.

(10)	Consists of a cash bonus (including the $10,000 portion of his signing bonus payable in fiscal 2012) earned by Mr. Mishler in fiscal 2011 that was paid in fiscal 2012.

(11)	Includes 1,807 shares of restricted stock earned as a bonus by Mr. Mishler in fiscal 2011 which was granted to him in fiscal 2012.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding all incentive plan awards that were made to the named executive officers during fiscal 2012.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value Of Stock And Option Awards (1)
D. Michael Harlan, Jr.	6/27/11	5,773	(2)	—	—	64,889
	10/6/11	—		40,000	$15.00	600,000
Mark D. Mishler	6/27/11	1,807		—	—	20,311
	10/6/11	—		8,000	8.80	70,400

(1)

Represents the grant date fair value of the award, calculated in accordance with FASB Accounting Standard Codification 718, “Compensation — Stock Compensation,” or ASC 718. The assumptions used in calculating the grant date fair value of the awards are set forth in Note 9 of our Financial Statements set forth in our annual report on Form 10-K for the year ended March 31, 2012.

(2)	In connection with Mr. Harlan’s resignation in May 2012, his stock award granted on June 27, 2011 became fully vested.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information on outstanding option and stock awards held by the named executive officers at fiscal year end, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
D. Michael Harlan, Jr. (4)	8/17/09	66,666		33,334	—	6.05	8/17/19	—	—
	8/27/10	—		—	—	—	—	1,238	10,300
	9/23/10	8,333		16,667	—	6.89	9/23/20	—	—
	10/6/11	—	(5)	40,000	—	15.00	10/6/21	—	—
Mark D. Mishler	1/6/10	9,333		4,667	—	6.20	1/6/20	—	—
	4/1/10	8,667		17,333	—	6.20	4/1/20	—	—
	8/27/10	—		—	—	—	—	381	3,200
	9/23/10	1,333		2,667	—	6.89	9/23/20	—	—
	10/6/11	—		8,000	—	8.80	10/6/21	—	—

(1)	Options become exercisable in equal amounts on each of the three anniversaries following the date of grant.

(2)	Awards become vested in equal amounts on each of the three anniversaries following the date of grant

(3)	Market value at March 30, 2012, based on closing market price of our Common Stock on March 30, 2012 of $8.40 per share.

(4)	Mr. Harlan resigned as our President and Chief Executive Officer in May 2012.

(5)	The option vests in its entirety upon the trading price of our Common Stock reaching $15.00 per share.

NARRATIVE DISCLOSURE TO EXECUTIVE COMPENSATION TABLES

Retirement Plans

Our executive officers are participants in the Breeze-Eastern Corporation Retirement Savings Plan (the “Retirement Savings Plan”), a defined contribution plan described under Section 401(k) of the Internal Revenue Code, as amended, which covers employees who have been employed by the Company for more than thirty

(30) days. Approximately 161 employees participated in the Retirement Savings Plan at March 31, 2012. Benefits are payable on retirement, disability, death, or other separation from service. Participants in the Retirement Savings Plan may defer receipt and income taxation of up to 75% of their compensation by contributing such compensation to the Retirement Savings Plan. The Company contributes a minimum of 3% and a maximum of 6% of employees’ compensation to the

Retirement Savings Plan, depending on the level of contribution by each employee.

Employment Agreements

On May 22, 2012, we entered into an employment agreement with Brad Pedersen setting forth the terms and conditions of his employment with us. Pursuant to the agreement, we will pay to Mr. Pedersen an annual base salary of $350,000, subject to annual adjustment by the Compensation Committee. Mr. Pedersen is also eligible to receive an annual bonus of up to 70% of his base salary (of which 15% of such bonus may be in the form of equity) based upon his performance, as evaluated by the Compensation Committee. We also granted to Mr. Pedersen an option to purchase 400,000 shares of our Common Stock. The option has a term of ten years and an exercise price of $8.10 per share. An option to purchase 50,000 shares will be immediately exercisable upon grant, and the option to purchase remaining 350,000 shares will vest gradually in installments of 50,000 shares based upon whether the average closing price of our Common Stock over a thirty-day period (the “Trailing Price”) exceeds certain pre-determined thresholds within certain timeframes. Specifically, (i) options to purchase 50,000 shares will vest when the Trailing Price exceeds $8.50, (ii) at any time after May 22, 2013, options to purchase 50,000 shares and 50,000 shares will vest when the Trailing Price exceeds $9.50 and $10.50, respectively, (iii) at any time after May 22, 2014, options to purchase 50,000 shares and 50,000 shares will vest when the Trailing Price exceeds $11.50 and $12.50, respectively, and (iv) at any time after May 22, 2015, options to purchase 50,000 shares and 50,000 shares will vest when the

Trailing Price exceeds $13.50 and $14.50, respectively. Upon a change of control, the time periods in which the option becomes exercisable will immediately accelerate, but the share price performance criteria will remain the same. Mr. Pedersen is eligible to participate in the Company’s incentive and benefit plans under the same terms and conditions applicable to other executives of the Company.

On January 6, 2010, we entered into an employment agreement with Mark D. Mishler, our Senior Vice President, Chief Financial Officer, Treasurer and Secretary. The agreement provides for an annual base salary of $230,000, to be reviewed annually by the board of directors, a minimum bonus of $24,000 in fiscal 2010, and a one-time cash signing bonus of $40,000, paid in four equal monthly installments of $10,000. Mr. Mishler participates in our Incentive Compensation Plan with a target award of 40% of his base salary. The employment agreement provides that 15% of the bonus will be paid in shares of our Common Stock. Pursuant to his employment agreement, we granted to Mr. Mishler options to purchase 14,000 and 26,000 shares of our Common Stock, respectively, on January 6, 2010 and April 1, 2010. The options have an exercise price equal to the closing price on the date immediately preceding the effective date of the employment agreement. The foregoing options vest in three equal annual installments and terminate ten years from the date of grant, subject to earlier termination in the event of certain conditions. Mr. Mishler is eligible to participate in our incentive and benefit plans under the same terms and conditions applicable to other executives of the Company.

Potential Payments Upon Termination or Change of Control

Our named executive officers have provisions in their employment agreements that provide for payments in connection with termination or a change in control.

Mr. Pedersen’s employment agreement provides that if we terminate Mr. Pedersen without cause, we will pay to Mr. Pedersen an amount equal to his annual base salary in effect at the time of termination, and continue his employee benefits until the earlier of (i) the date in which he obtains subsequent employment, or (ii) the one year anniversary of his termination date. If we terminate Mr. Pedersen within the twenty-four month period following a change in control, we (or our successor) will pay to Mr. Pedersen an amount equal to two times his annual base salary in effect at the time of termination plus an amount equal to the average of the two prior bonus payments made to Mr. Pedersen, or in the event that Mr. Pedersen has only received one bonus payment from us, he shall receive an amount equal to that bonus payment. If we terminate Mr. Pedersen for “Cause”, as such term is defined in the agreement, then we will have no other compensation obligations other than (i) amounts of compensation accrued through the date of termination and (ii) reimbursement of appropriately documented expenses incurred before the termination.

Mr. Mishler’s employment agreement provides that in the event of a change in control and termination or resignation for good reason in connection therewith within 24 months of such change in control, Mr. Mishler will be entitled to receive a cash payment equal to one years’ base salary and the average of any bonuses for the prior two years (or 40% of Mr. Mishler’s base salary if he has not yet received two bonuses on the date of termination). In addition, the vesting of all stock options and restricted shares granted would accelerate upon a change in control.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of March 31, 2012.

Plan Category	Number of Securities to be Issued Upon Exercise Warrants and Rights	Weighted Average Exercise Price of Warrants and Rights	Number of Securities for Future Issuance
Equity Compensation Plans Approved by Security Holders	759,577	$8.17	644,290
Equity Compensation Plans Not Approved by Security Holders (1)	—	—	—
Total	759,577	$8.17	644,290

In May 2012, in connection with the hiring of Mr. Pedersen as our Chief Executive Officer, we granted to Mr. Pedersen an option to purchase 400,000 shares of our Common Stock. The option has a term of ten years and an exercise price of $8.10 per share. The foregoing grant was not made pursuant to our existing equity compensation plans and was not presented to our stockholders for approval. Additional information regarding the options is located in the section entitled “Narrative Disclosure to Executive Compensation Tables” above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with related parties presenting potential conflict of interest situations, and all such transactions must be approved by the Audit Committee or another independent body of the Board. Our Code of Business Conduct specifically prohibits various conflict of interest situations and imposes disclosure requirements in connection with potential conflicts of interest. We require that all directors, officers and employees abide by the Code of Business Conduct, which is available under the heading “Corporate Governance” on our website at www.breeze-eastern.com.

During fiscal 2012, there were no proceedings to which any of our directors, executive officers, affiliates, holders of more than five (5%) percent of our Common Stock, or any associate (as defined in the Proxy Rules) of the foregoing were adverse to the Company. During fiscal 2012, none of our directors, executive officers, holders of more than five (5%) percent of our Common Stock, or any members of their immediate family had a direct or indirect material interest in any transactions or series of transactions with the Company in which the amount involved exceeded or exceeds $120,000.

On October 5, 2011, we entered into a Standstill Agreement with each of Tinicum Capital Partners, II, L.P. (together with certain of its affiliates, “Tinicum”) and Wynnefield Partners Small Cap Value, L.P. (together with certain of its affiliates, “Wynnefield”) (collectively, the “Standstill Agreements”). Pursuant to the Standstill Agreements, Tinicum and Wynnefield each agreed, among other things, that for a period of 18 months they would not: (i) acquire any additional shares of our Common Stock; (ii) make or in any way participate in the solicitation of proxies; (iii) seek to call a meeting of stockholders; (iv) seek to advise or influence other stockholders with respect to the voting of our Common Stock; or (v) seek to effect control of the management, board of directors or policies of the Company.

In addition, Tinicum and Wynnefield each agreed that they would: (i) vote in favor of our nominees to the board of directors at our 2011 annual meeting and this Annual Meeting; and (ii) vote in favor of the adoption of the shareholder rights plan, which was approved by our stockholders at the 2011 annual meeting.

We agreed, among other things, to (i) fix the number of directors to serve on the Board of Directors at seven; and (ii) not adopt an advance notice by-law provision with respect to stockholder business or director elections.

The Standstill Agreements are for a term of 18 months but will automatically terminate if: (i) either Tinicum or Wynnefield sells, transfers or disposes of shares of our Common Stock such that either of them holds less than 15% of the then issued and outstanding shares; or (ii) we nominate for election as a director any person other than the agreed upon Company nominees or certain agreed-upon replacements.

PROPOSAL 2 — RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2013

The Audit Committee and the full Board believe it appropriate to submit for action by our stockholders the ratification of the Audit Committee’s appointment of Marcum LLP as our independent registered public accounting firm for fiscal 2013. The firm has served as our independent registered public accounting firm since July 3, 2007.

Before making its determination on appointment, the Audit Committee carefully considered the qualifications and competence of candidates for the independent registered public accounting firm. For Marcum LLP, this has included a review of its performance in prior years, its independence and processes for maintaining independence, the key members of the audit engagement team, the firm’s approach to resolving significant accounting and auditing matters, as well as its reputation for integrity and competence in the fields of accounting and auditing. In the opinion of the Audit Committee, the reputation, qualifications and experience of the firm make appropriate its appointment for fiscal 2013.

A representative of Marcum LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions. If the appointment of Marcum LLP is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain the appointment of Marcum LLP. Notwithstanding the selection and ratification, the Board, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Board believes that such a change would be in the best interest of the Company and its stockholders.

Vote Required for Approval

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the Audit Committee’s selection of Marcum LLP as our independent registered accounting firm for fiscal 2013.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSAL TO RATIFY THE SELECTION BY THE AUDIT COMMITTEE OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2013.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with our management and our independent auditors, Marcum LLP, our audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2012. The Audit Committee has also discussed with Marcum LLP the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees”, has discussed with our independent auditors such independent auditors’ independence, and has considered the compatibility of non-audit services with the auditors’ independence.

Marcum LLP has served as our independent registered public accounting firm since July 3, 2007 and its selection as our independent registered public accounting firm for the fiscal year ended March 31, 2012, was ratified by our stockholders at our 2011 annual meeting of stockholders. During fiscal 2012, we engaged Deloitte & Touche LLP for corporate tax services.

The following table includes fees billed for professional audit services rendered by Marcum LLP for the audit of our annual consolidated financial statements for the fiscal year ended

March 31, 2012, the fiscal year ended March 31,

2011 and review of our Form 10-Qs during fiscal 2012 and fiscal 2011. The fees for various types of services provided to us were billed as shown below.

	2011	2012
Marcum LLP
Audit Fees	$243,000	$266,500
Audit-Related Fees (1)	18,500	19,400
All Other Fees (2)	2,000	8,800
Deloitte & Touche LLP
Tax Fees (3)	$128,715	$135,121

(1)	The amounts reflected are the fees for the audit of the employee defined contribution plan.

(2)

The amounts reflected are the fees related to the preparation of the Form 5500 ($2,000 in each of 2011 and 2012) along with permissible non-audit services consisting of due diligence and consultations.

(3)	The amounts reflected were billed in fiscal 2011 and fiscal 2012 in connection with our engagement of Deloitte & Touche LLP for corporate tax services during fiscal 2011 and fiscal 2012.

The Audit Committee approved 100% of the services shown in the above categories. No hours expended on the independent auditors’ engagement to perform the audit for fiscal 2012 were attributed to work performed by persons other than employees of Marcum LLP.

The Audit Committee has adopted a procedure to pre-approve audit services and other services to be provided by our independent auditors. In fiscal 2011 and fiscal 2012, all services provided by our independent auditors were associated with our audit, and all such services were pre-approved by the Audit Committee.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, as filed with the SEC.

FREDERICK WASSERMAN, Chair

NELSON OBUS

WILLIAM J. RECKER

PROPOSALS FOR SUBMISSION AT NEXT ANNUAL MEETING

If a stockholder desires to submit a proposal to fellow stockholders at the Company’s annual meeting next year and wishes to have it set forth in the corresponding proxy statement and identified in the corresponding proxy form prepared by management, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, such stockholder must notify the Company of such proposal in a writing received at its executive offices no later than April 16, 2013.

Additionally, if requested timely and properly, a stockholder may submit a proposal for consideration at the 2012 Annual Meeting of Stockholders, but not for inclusion in the Company’s Proxy Statement and proxy for the 2012 Annual Meeting of Stockholders. In order for proposals made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c)(1) under the Exchange Act, such proposals must be received by the Company at its executive offices not later than June 30, 2013.

ANNUAL REPORTS

A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2012 is being mailed to each stockholder of record together with this proxy statement. The Annual Report on Form 10-K contains detailed information concerning the Company and its operations, including financial information. A copy of this report, without exhibits, will be furnished to stockholders without charge upon request in writing to Mark D. Mishler, Secretary of the Company, at Breeze-Eastern Corporation, 35 Melanie Lane, Whippany, New Jersey 07981.

If requested, we will also provide such persons with copies of any exhibit to the Annual Report on Form 10-K upon the payment of a fee limited to our reasonable expenses in furnishing such exhibits.

STOCKHOLDERS SHARING AN ADDRESS

Stockholders sharing an address with another stockholder may receive only one annual report or one set of proxy materials at that address unless they have provided contrary instructions. Any such stockholder who wishes to receive a separate copy of the annual report or a separate set of proxy materials now or in the future may write or call the Company to request a separate copy of these materials from: Mark Mishler, 35 Melanie Lane, Whippany, New Jersey 07981. We will promptly deliver a copy of the requested materials.

Similarly, stockholders sharing an address with another stockholder who have received multiple copies of the Company’s proxy materials may write to or call the above address and phone number to request delivery of a single copy of these materials.

OTHER MATTERS

The Board does not know of any matter to be acted upon at the Annual Meeting other than the matters described herein. If any other matter properly comes before the Annual Meeting, the holders of the proxies will vote thereon in accordance with their best judgment.

BREEZE-EASTERN CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF BREEZE-EASTERN CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned revokes all previous proxies and constitutes and appoints Brad Pedersen and Mark D. Mishler, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of common stock of Breeze-Eastern Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 35 Melanie Lane, Whippany, New Jersey 07981, at 10:00 a.m., local time, on September 14, 2012, and at any adjournment(s) or postponement(s) thereof, upon the proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2 which have been proposed by our Board of Directors, and in the proxies’ discretion, upon other matters as may properly come before the Annual Meeting.

(continued and to be signed on reverse side)

Please Detach and Mail In the Envelope Provided

☒ Please mark your votes as indicated in this example.

1.	ELECTION OF DIRECTORS.
				FOR	WITHHELD
				☐	☐
Nominees:
	VOTE FOR all the nominees listed; except vote withheld from the following nominee(s) (if any):	01	Robert J. Kelly
		02	Nelson Obus
		04	William J. Recker
		05	Russell M. Sarachek
		06	William M. Shockley
		07	Frederick Wasserman
		08	Brad Pedersen

				FOR	AGAINST	ABSTAIN
2.	RATIFYING THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING MARCH 31, 2013			☐	☐	☐
				FOR	AGAINST	ABSTAIN

IN HIS OR HER DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

☐	I WILL ATTEND THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Stockholder	Signature of Stockholder		Dated:	, 2012
IF HELD JOINTLY

Note: This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.